UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2022

Main Street Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-33723	41-2230745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   713-350-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MAIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 23, 2022, the board of directors (the “Board”) of Main Street Capital Corporation (the “Company”) unanimously approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, as amended by the Small Business Credit Availability Act. As a result, the Company’s asset coverage requirements for senior securities will be changed from 200% to 150%, effective February 23, 2023.

The Company also intends to submit a proposal to stockholders to approve the application of the 150% minimum asset coverage requirements at the Company’s 2022 annual stockholders meeting, which is currently scheduled to take place on May 2, 2022, and will provide additional detail regarding the Company’s anticipated objectives and expectations for utilizing additional leverage in its proxy statement relating to the 2022 annual stockholders meeting. If the proposal is approved by stockholders, the Company would become subject to the 150% minimum asset coverage ratio the day after such stockholder approval, or May 3, 2022.

On February 28, 2022, the Company issued a press release. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release dated February 28, 2022

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation (Registrant)
February 28, 2022 (Date)	/s/ Jason B. Beauvais Jason B. Beauvais General Counsel